SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Golden Oak Family of Funds on behalf of: Golden Oak Growth Portfolio, Golden Oak Intermediate Term Income Portfolio, Golden Oak International Equity Portfolio, Golden Oak Michigan Tax-Free Bond Portfolio, Golden Oak Prime Obligation Money Market Portfolio, Golden Oak Small Cap Value Portfolio, Golden Oak Value Portfolio (the "Registrant"), hereby certify, to the best of our knowledge, that the
Registrant's Report on Form N-CSR for the period ended July 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  September 23, 2004

/s/ Charles L. Davis, Jr.
Title: President, Principal Executive Officer



Dated:  September 23, 2004

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.